Exhibit 10.1
UGI UTILITIES, INC.
ANNUAL BONUS AWARDS
David W. Trego is President and Chief Executive Officer of UGI Utilities, Inc. Mr. Trego received a bonus, which was approved by the UGI Utilities, Inc. Board of Directors, for fiscal year 2005 in the amount of $111,019.
Lon R. Greenberg is Chairman of UGI Utilities, Inc., a wholly owned subsidiary of UGI Corporation. Mr. Greenberg is employed by UGI Corporation. Mr. Greenberg received a bonus, which was approved by the UGI Corporation Board of Directors, for fiscal year 2005 in the amount of $1,634,000.
John L. Walsh is Vice Chairman of UGI Utilities, Inc., a wholly owned subsidiary of UGI Corporation. Mr. Walsh is employed by UGI Corporation. Mr. Walsh received a bonus, which was approved by the UGI Corporation Board of Directors, for fiscal year 2005 in the amount of $405,015.
John C. Barney is Senior Vice President — Finance and Chief Financial Officer, Assistant Secretary and Treasurer of UGI Utilities, Inc. Mr. Barney received a bonus, which was approved by the UGI Utilities, Inc. Board of Directors, for fiscal year 2005 in the amount of $92,564.
Robert H. Knauss is Vice President, General Counsel and Assistant Secretary of UGI Utilities, Inc., a wholly owned subsidiary of UGI Corporation. Mr. Knauss is employed by UGI Corporation. Mr. Knauss received a bonus, which was approved by the UGI Corporation Board of Directors, for fiscal year 2005 in the amount of $255,996.
Bonuses reported for Messrs. Greenberg, Walsh and Knauss are paid by UGI Corporation, the parent of UGI Utilities, Inc., and are attributable to their positions with UGI Corporation.

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